Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACTS:

Investor Relations, Presstek
(603) 594-8585 x3559
investorrelations@presstek.com

Presstek Reports First Quarter Results
- New digital equipment and consumables sales growth continues -

Hudson, NH - May 10, 2007 - Presstek, Inc. (Nasdaq: PRST), the leading manufacturer and marketer of high tech digital imaging solutions for the graphic arts and laser imaging markets, today reported results for the first quarter of 2007. Consolidated revenue from continuing operations for the first quarter of 2007 was $65.2 million, compared to $67.3 million in the same quarter last year, and $66.1 million in Q4 of 2006.

Presstek’s Chairman of the Board John W. Dreyer said, “Presstek had a good start to 2007 and reached our key objectives, although our bottom line results were clouded by unusual events. Overall revenue was slightly above the high end of our guidance. We were on plan with positive operating income excluding unanticipated incremental and other charges in the quarter. With fifteen 52DI units sold in Q1, our new technology equipment and consumables growth were highlights in the quarter that demonstrate that our model is working well, and we expect to see continuing growth over the course of the year.”

Revenue for the first quarter of 2007 was made up of the following components:
•	Consolidated equipment revenue of $25.1 million, compared to $23.6 million in the same quarter last year;
•	Consolidated consumable revenue of $30.1 million, compared to $31.5 million in the same quarter last year;
•	Digital equipment and new technology consumables revenue of $32.9 million, compared to $29.0 million in the same quarter last year;
•	Consolidated service revenue of $9.9 million, compared to $12.2 million the same quarter last year.

Gross margin of 28.4% in Q1 was impacted negatively by an incremental charge of $420,000 in freight costs resulting from a refinement in freight cost estimates. Excluding the impact of these charges, gross margin would have been 29.1%, compared to 30.9% and 29.3% reported in Q1 and Q4 of last year, respectively.

Operating loss for the first quarter was $286,000 which includes $335,000 in special charges and $1.0 million in incremental charges, including the freight costs as well as incremental audit and legal costs related to the company’s delayed Form 10-K filing. Excluding these incremental and special charges, operating income would have been $1.1 million. On this same basis, operating income would have been $4.1 million in the same quarter last year, and $1.9 million in Q4 of 2006. The decrease in operating income from a year ago was expected, and is a result of transitioning segments of our business, such as our services, toward a higher growth digital model.

Presstek’s Lasertel operation generated external sales of $1.7 million for the first quarter of 2007, compared to $1.2 million in the same quarter last year and $1.9 million in Q4 of 2006. Operating loss for the quarter in the Lasertel segment was $236,000, an improvement of $595.000 over Q1 of 2006.

Including incremental and other charges, net loss from continuing operations for the first quarter was $866,000 or $0.03 loss per share. This compares to net income of $3.0 million or $0.09 per share in the same quarter last year and $7.5 million, or $0.21 per share in Q4, when we recorded a benefit of $11.2 million from the reversal of a valuation allowance against certain deferred tax assets. Excluding incremental costs and special charges, EBITDA from continuing operations was $3.4 million, compared to $6.4 million in the same quarter a year ago and $4.4 million in Q4.

The numbers presented above represent the results of continuing operations and include non-GAAP measures. A full reconciliation of GAAP to non-GAAP measures is provided in the financial tables below. Supplemental Financial Information has been provided with this release to provide additional details on the company’s performance.

Cash and equivalents at the end of Q1 were $5.7 million, down from $9.4 million at the end of 2006. Debt net of cash was $37.1 million, up $9 million from the end of Q4. The increase in net debt was used to help build our equipment inventory for anticipated demand and to finance revenue growth in our international business.

Dreyer concluded, “Our strategy remains clear - to lead the industry’s digital transformation. Our growing number of satisfied customers are benefiting from our technology-based business solutions with improved business performance and capabilities. With the constructive changes we are bringing to the industry, we are increasing our footprint in the marketplace with equipment installations and the flow of profitable consumable sales. The success Presstek is seeing with the 52DI further solidifies our market position and offers customers more choices in improving their business.”

Conference Call and Webcast
Management will discuss Presstek's first quarter 2007 results in a conference call today at 5:00 p.m. (ET).

To participate in the conference call, please dial (800) 322-5044 (domestic) or (617) 614-4927 (international). The pass code for the call is 64030475. Additionally, a live web cast of the conference call will be available on the "Investor Relations" page on the company's web site http://www.presstek.com.

A replay of this conference call will be available from 7:00PM Eastern Time on Thursday, May 10, 2007 through midnight Eastern Time on May 17, 2007 at 888-286-8010 (domestic) or 617-801-6888 (international). The replay pass code is 63033045. An archived web cast of this conference call will be available on the Investor Relations pages of Presstek's web site at www.presstek.com.

About Presstek
Presstek, Inc. is a leading manufacturer and marketer of high tech digital imaging solutions to the graphic arts and laser imaging markets. Presstek’s patented DI®, CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs. Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high-quality, shorter print runs and faster turnaround while providing improved profit margins. Presstek subsidiary, Lasertel, Inc., manufactures semiconductor laser diodes for Presstek’s and external customers’ applications. For more information visit www.presstek.com, or call 603-595-7000 or email: info@presstek.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the performance and availability of existing and new products and technologies, the market’s demand for and acceptance of the company’s existing and new products, expectations of future growth and profitability, expected organic growth, and the ability of the company to achieve its stated objectives. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company, which are subject to management and independent audit and review, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the uncertainties and delays involved with launching new products, print market acceptance of and demand for the company's digital and analog products, the overall course of the digital and analog market in the graphic arts industry, the introduction of competing products, general financial and economic factors that could cause customers to alter their purchasing habits or delay purchasing technology upgrades, the ability of the Company to fulfill customer commitments and close qualified sales leads, and market factors’ effect on the print industry generally and the economy as a whole. Other risks are detailed in the company's Annual Report on Form 10-K and the company's other reports on file with the Securities and Exchange Commission. The words "looking forward," "looking ahead," "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "likely," “expectation(s),” "opportunity," and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The company undertakes no obligation to update any forward-looking statements contained in this news release.
###

PRESSTEK, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per-share data)
(Unaudited)

	Three months ended
	March 31,	April 1,
	2007	2006

Revenue
Product	$55,236	$55,143
Service and parts	9,916	12,184
Total revenue	65,152	67,327

Cost of revenue
Product	38,946	38,257
Service and parts	7,698	8,285
Total cost of revenue	46,644	46,542

Gross profit	18,508	20,785

Operating expenses
Research and development	1,634	1,545
Sales, marketing and customer support	9,864	8,997
General and administrative	6,254	5,335
Amortization of intangible assets	707	776
Restructuring and other charges	335	-
Total operating expenses	18,794	16,653

Income (loss) from operations	(286)	4,132
Interest and other expense, net	(897)	(552)

Income (loss) before income taxes	(1,183)	3,580
Provision (benefit) for income taxes	(317)	602

Income (loss) from continuing operations	(866)	2,978
Loss from discontinued operations, net of tax	$(112)	(254)

Net income (loss)	$(978)	$2,724

Earnings (loss) per share - basic
Income (loss) from continuing operations	$(0.03)	$0.09
Loss from discontinued operations	(0.00)	(0.01)
	$(0.03)	$0.08
Earnings (loss) per share - diluted
Income (loss) from continuing operations	$(0.03)	$0.09
Loss from discontinued operations	(0.00)	(0.01)
	$(0.03)	$0.08

Weighted average shares outstanding
Weighted average shares outstanding - basic	35,663	35,438
Dilutive effect of options	-	492
Weighed average shares outstanding - diluted	35,663	35,930

PRESSTEK, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	March 31,	December 30,
	2007	2006

ASSETS
Current assets
Cash and cash equivalents	$5,711	$9,449
Accounts receivable, net	56,601	53,158
Inventories	52,607	46,050
Assets of discontinued operations	1,685	3,321
Deferred income taxes	4,416	4,162
Other current assets	3,392	2,600
Total current assets	124,412	118,740

Property, plant and equipment, net	41,799	42,194
Goodwill	20,280	20,280
Intangible assets, net	8,006	8,741
Deferred income taxes	7,515	7,515
Other noncurrent assets	759	544

Total assets	$202,771	$198,014

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt and capital lease obligation	$7,038	$7,037
Line of credit	22,000	15,000
Accounts payable	28,946	27,126
Accrued expenses	11,178	10,471
Deferred revenue	7,943	7,901
Liabilities of discontinued operations	1,393	3,707
Total current liabilities	78,498	71,242

Long-term debt and capital lease obligation, less current portion	13,777	15,535

Total liabilities	92,275	86,777

Commitments and contingencies

Stockholders' equity
Preferred stock	-	-
Common stock	357	357
Additional paid-in capital	109,167	108,769
Accumulated other comprehensive income	136	297
Retained earnings	836	1,814
Total stockholders' equity	110,496	111,237

Total liabilities and stockholders' equity	$202,771	$198,014

PRESSTEK, INC.
CONTINUING OPERATIONS SUPPLEMENTAL FINANCIAL INFORMATION
$000's
(Unaudited)

	Q1 2006	Q2 2006	Q3 2006	Q4 2006	Q1 2007
Revenue
Equipment
Presstek
Digital
DI	$11,611	$15,872	$12,580	$18,388	$16,016
CTP	6,559	5,595	3,420	2,809	4,208
Analog	4,248	4,010	3,031	2,697	3,198
Lasertel digital	1,191	1,886	1,807	1,874	1,689
Total equipment	$23,609	$27,363	$20,838	$25,768	$25,111

DI units	57	64	51	72	70
Vector and Dimension CTP units	78	64	36	35	44
DPM CTP units	61	47	39	24	29

Consumables
Presstek
Digital	$21,551	$22,398	$20,797	$21,948	$21,650
Analog	9,984	9,441	8,943	8,084	8,475
Total consumables	$31,535	$31,839	$29,740	$30,032	$30,125

New technology consumables (included in above amounts)
DI (includes Ryobi platform and Karat)	$4,612	$5,139	$4,890	$5,339	$5,690
CTP (includes Anthem, Applause, Freedom, etc.)	$4,994	$4,649	$4,623	$4,190	$5,327

Product revenue components % (equipment and consumables)
Digital	74%	77%	76%	81%	79%
Analog	26%	23%	24%	19%	21%

Service
Contract, billable and installation/warranty	$9,256	$8,871	$8,331	$7,708	$7,090
Parts	2,928	2,809	2,510	2,557	2,826
Total service	$12,184	$11,680	$10,841	$10,265	$9,916

Geographic revenues (origination)
North America	$54,572	$54,590	$48,100	$51,989	$46,133
Europe	12,756	16,292	13,319	14,076	19,019
Consolidated	$67,328	$70,882	$61,419	$66,065	$65,152

Gross margin
Presstek
Equipment	13.2%	11.0%	9.2%	11.2%	13.0%
Consumables	44.0%	45.5%	43.6%	43.6%	41.8%
Service	32.0%	25.6%	25.3%	28.0%	22.4%
Lasertel (digital)	-3.2%	14.2%	14.2%	20.1%	17.6%
Consolidated	30.9%	29.3%	29.4%	29.3%	28.4%

Operating expenses, excluding special charges	$16,654	$17,157	$17,972	$17,514	$18,459

Profitability
Net income (loss)	$2,724	$2,746	$(423)	$4,697	$(978)
Add back: Net (income) loss from discontinued operations	$254	$(167)	$383	$2,803	$112
Net income (loss) from continuing operations	$2,978	$2,579	$(40)	$7,500	$(866)
Add back:
Interest	449	538	644	612	754
Other (income) expense	103	78	(548)	(50)	143
Tax charge (benefit)	602	411	224	(11,880)	(317)
Incremental charges	-	-	-	-	1,020
Other charges (credits)	-	-	(208)	5,689	335
Operating income (loss) from continuing operations	4,132	3,606	72	1,871	1,069
Add back:
Depreciation and amortization	2,362	2,487	2,566	2,502	2,437
Other income (expense)	(103)	(78)	548	50	(143)
EBITDA From Continuing Operations (A)	$6,391	$6,015	$3,186	$4,423	$3,363

Cash Earnings From Continuing Operations
Net income from continuing operations	2,978	2,579	(40)	7,500	(866)
Add back:
Other charges (credits)	-	-	(208)	5,689	335
Depreciation and amortization	2,362	2,487	2,566	2,502	2,437
Non cash portion of equity compensation (2006 forward 123R related)	31	30	146	167	306
Non cash portion of taxes	140	143	143	(11,234)	(254)
Cash Earnings From Continuing Operations (A)	5,511	5,239	2,607	4,624	1,958

Working capital
Current assets (excluding net assets of discontinued operations)	$98,542	$103,598	$102,498	$115,419	$122,727
Current liabilities
Short-term debt	14,000	14,466	16,000	22,000	29,000
All other current liabilities	41,710	44,983	42,834	45,498	48,067
Current liabilities	55,710	59,449	58,834	67,498	77,067
Working capital	42,832	44,149	43,664	47,921	45,660
Add back short-term debt	14,000	14,466	16,000	22,000	29,000
Working capital, excluding short-term debt (A)	$56,832	$58,615	$59,664	$69,921	$74,660

Debt net of cash (A)
Calculation of total debt:
Current portion of long-term debt	$7,000	$7,000	$7,000	$7,000	$7,000
Line of credit	7,000	7,466	9,000	15,000	22,000
Long-term debt, net of current portion	20,750	19,000	17,250	15,500	13,750
Total debt	34,750	33,466	33,250	37,500	42,750
Cash	5,918	8,566	6,345	9,449	5,711
Debt net of cash	$28,832	$24,900	$26,905	$28,051	$37,039

Days sales outstanding	49	52	60	62	73

Days inventory outstanding	62	53	61	61	69

Capital expenditures	$1,306	$874	$1,117	$736	$1,330

Employees	876	878	852	813	813

(A) EBITDA [earnings before interest, taxes, depreciation, amortization and restructuring and merger-related charges (credits)]; Working capital, excluding short-term debt; Debt net of cash; and Cash earning from continuing operations are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP") and should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Presstek's management believes that EBITDA provides meaningful supplemental information regarding Presstek's current financial performance and prospects for the future. Presstek's management believes that Cash earnings from continuing operations provides meaningful supplemental information regarding Presstek's current financial performance and prospects for the future. Presstek's management believes that
Working capital, excluding short-term debt, provides meaningful supplemental information regarding Presstek's ability to meet its current liability obligations.
Presstek's management believes that Debt net of cash provides meaningful information on Presstek's debt relative to its cash position. Presstek believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Presstek's ongoing operations and liquidity, and when planning and forecasting future periods. These non-GAAP measures also facilitate management's internal comparisons to Presstek's historical operating results and liquidity. Our presentations of these measures, however, may not be comparable to similarly titled measures used by other companies.
Reconciliations of these measures to GAAP are included in the tables above.

** Certain amounts may be subject to reclassification to conform to current presentation.